UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 8, 2006
(December 4, 2006)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Adoption of 2007 Officer Incentive Plan

On December 4, 2006, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors (“Board”) of PNM Resources, Inc. (“PNMR” or the “Company”) approved the 2007 Officer Incentive Plan (the “Plan”) for officers, including executive officers, that will be effective from January 1 through December 31, 2007. Short-term annual cash awards may be made through the Plan no later than March 15, 2008 to reward achievement in 2007 of specific financial and non-financial objectives developed for each officer. On December 5, 2006, the full Board approved the application of the Plan provisions for determining the short-term cash award payable to Jeffry E. Sterba, Chairman, President and Chief Executive Officer of the Company. The Board will determine the individual performance goals for Mr. Sterba in the first quarter of 2007. A copy of the Plan will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2006.

Eligibility

All Company officers are eligible to participate in the Plan with the exception of the Vice Presidents and Co-Presidents for First Choice Power, who will participate in the First Choice Power Incentive Plan. For purposes of this Plan, officer means any employee of the company with the title of Chief Executive Officer, President, Executive Vice President, Senior Vice President or Vice President.

Summary of Significant Terms

•
Cash awards will only be made under the Plan to an officer participant if the overall Individual Goal Set (combined business unit, business performance index and leadership effectiveness) achieves the "threshold" performance level, as defined in the plan. Any award will be calculated as a percentage of the respective officer’s base salary. The percentage of the cash award will vary depending on whether the performance levels achieve the “threshold”, “stretch” or “optimal” targets.

•
Cash awards may be eligible for award enhancement if certain PNMR earnings per share amounts are achieved. The applicable earnings per share range will be established prior to January 1, 2007 solely for the purpose of measuring performance under the Plan and has no effect on any earnings guidance that may be announced by the Company. In addition, any resulting bonus amount will be modified by the actual 2007 debt coverage ratio of cash based earnings to total debt.

•	Any participant who terminates employment on or before awards are distributed for the Plan year for any reason other than death, impaction or retirement will not be eligible for payment of an award.

•	The ranges of the potential amounts payable under the Plan to the principal executive officer, principal financial officer and other named executive officers are as follows:

Named Executive Officer	Range of Amounts Payable under the Plan (as a percentage of the respective officer’s base salary)
	Bonus Range before Cash Flow Modifier	Cash Flow Modifier	Maximum Bonus Opportunity Under Plan
Jeffry E. Sterba, Chairman, President and Chief Executive Officer	0% to 200%	(20%) to 10%	220%
Charles N. Eldred, Senior Vice-President and Chief Financial Officer	0% to 120%	(20%) to 10%	132%
Alice A. Cobb, Senior Vice President and Chief Administrative Officer	0% to 100%	(20%) to 10%	110%
Patrick T. Ortiz, Senior Vice President and General Counsel	0% to 80%	(20%) to 10%	88%
Hugh W. Smith, Senior Vice President, Energy Resources	0% to 80%	(20%) to 10%	88%
William J. Real, Senior Vice President, Public Policy	0% to 80%	(20%) to 10%	88%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: December 8, 2006	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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